Exhibit 99.1
News Release
Axalta Coating Systems 50 Applied Bank Blvd Suite 300 Glen Mills, PA 19342 USA	Investor Contact Christopher Evans D +1 484 724 4099 Christopher.Evans@axalta.com

Immediate Release

Axalta Releases Third Quarter 2022 Results
Earnings solidly within guidance range as strong pricing and a robust volume recovery offset regional headwinds, inflationary pressure and the impacts of weaker global currencies
GLEN MILLS, PA, October 25, 2022 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2022.
Third Quarter 2022 Highlights:
•Net sales increased 13.8% year-over-year (20.1% ex FX) led by strong pricing and solid volume growth
•Realized 9.7% price-mix growth with contributions from every end-market; 2.5% sequential price-mix growth reflects continued pricing momentum
•Volume increased 8.8% driven largely by market recovery in both Refinish and Mobility despite impacts of the Russia - Ukraine conflict, China COVID-19 lockdowns, and Industrial EMEA slowing
•Income from operations of $123.5 million versus $124.7 million in Q3 2021; Adjusted EBIT of $148.0 million compared with $146.0 million in Q3 2021
•Diluted EPS of $0.28 versus $0.30 in Q3 2021; Adjusted diluted EPS of $0.39 flat with Q3 2021
Third Quarter 2022 Consolidated Financial Results
Third quarter net sales of $1,238.7 million increased 13.8% year-over-year, including a negative 6.3% foreign currency impact. The strong year-over-year growth was driven by 9.7% higher average price-mix, a 1.6% M&A benefit and 8.8% better volumes. Performance Coatings net sales increased 7.5% year-over-year, driven by constant currency growth of 19.9% in Refinish and 7.1% in Industrial. Mobility Coatings net sales increased 29.5% supported by a recovery in global auto production from the severe supply constraints in the prior-year period.
Income from operations for Q3 2022 totaled $123.5 million versus $124.7 million in Q3 2021. Net income to common shareholders was $62.4 million for the quarter compared with $69.1 million in Q3 2021. Diluted earnings per share was $0.28 compared with $0.30 in Q3 2021. Q3 2022 benefited from robust sales growth, including significant realized pricing gains and volume improvement; however, operating income was negatively impacted by continued variable raw material inflation, and elevated logistics, energy and labor expenses. In addition, foreign currency headwinds, the Russia-Ukraine conflict and COVID-19 lockdowns in China represented a combined ~$16 million headwind to income from operations in the quarter.
Rakesh Sachdev, Axalta’s interim CEO and President, commented, “I am pleased that we were able to report earnings within our stated guidance range despite acute currency and inflationary headwinds plus pockets of softening regional demand. Our resilient third quarter performance can be attributed to the prioritization of price to offset variable cost inflation, as well as continued market recovery in our Refinish and Light Vehicle end-markets. New customer wins across the portfolio supported volume growth and again highlighted our customers’ continued preference for our industry-leading products and services. The third quarter also represented an inflection point in our price-cost trajectory as we more than offset year-over-year variable cost inflation for the first time since the current unprecedented inflationary environment began in mid-2021. Our teams are taking the steps necessary to recapture the value provided by our products and services to our partners, but more is needed for us to return to pre-COVID levels of profitability.”
Mr. Sachdev continued, “Enhancing our profitability is among my highest near-term strategic imperatives. Successful day-to-day execution is fundamental to achieving our long-term goals, which will be realized through driving improved operational performance and productivity. We have a great leadership team ready to tackle these objectives. I believe we can accelerate a return to pre-COVID profitability on our pathway to sustained growth.”

Performance Coatings Results
Performance Coatings third quarter net sales were $838.0 million, an increase of 7.5% year-over-year. Constant currency net sales increased 14.4% in the period as both end-markets provided strong contributions to a 11.7% price and product mix benefit. Refinish volume growth offset lower volumes in Industrial, resulting in slightly positive year-over-year segment volumes. Foreign exchange in the third quarter was a 6.9% year-over-year headwind led by the Euro, British Pound and Chinese Renminbi.
Refinish net sales increased 12.5% to $498.7 million (19.9% ex-FX) in Q3 2022, including a 4.3% increase in volume and a 3.9% contribution from M&A, partially offset by a foreign exchange headwind of 7.4%. Refinish volume growth was very strong in the Americas and stable in China and in EMEA year-over-year. The market recovery is steadily progressing with improvement in key metrics such as office occupancy and road congestion. Refinish again drove above-market volume growth with several notable MSO wins in the quarter alongside an increase in points of distribution. Sequentially, volumes declined 4.4% consistent with seasonal factors and in line with prior expectations. Price-mix was 11.7% higher year-over-year, which more than offset the impact of continued variable cost inflation.
Industrial net sales increased 1.1% to $339.3 million (7.1% ex-FX) driven by an 11.7% increase in average price-mix, which was enabled by prioritization of a value-based selling approach of our innovative offerings. Volume declined 4.6% year-over-year with strength in the Americas being offset by significant declines in China and EMEA. Sales in China have been heavily impacted by extended COVID-19 lockdowns and by lower regional export activity. Sequentially, volume declined 7.2% in Q3 driven by worsening EMEA macroeconomic factors with a modest offset from better China activity versus a more lockdown-heavy Q2.
The Performance Coatings segment generated Adjusted EBIT of $121.8 million in the third quarter compared with $122.8 million in Q3 2021, with associated margins of 14.5% and 15.8%, respectively. The contribution from substantial sales growth was offset by the significant increase in raw material, logistics, labor and energy costs, as well as currency translation headwinds versus the prior-year period.
Mobility Coatings Results
Mobility Coatings net sales were $400.7 million in Q3 2022, an increase of 29.5% year-over-year. Constant currency net sales increased 34.6% year-over-year, driven by 29.9% higher volumes and 4.7% better price-mix.
Light Vehicle net sales increased 28.8% to $303.0 million (34.5% ex-FX) year-over-year driven by pricing gains. Light Vehicle volume increased 31.6% year-over-year and exceeded global auto production rates, which increased 27.5% year-over-year to 21 million builds in Q3 2022. New customer wins are driving the market out-performance year-to-date, particularly in China where Q3 2022 Light Vehicle volume increased 72.5% versus 31% local auto production growth. 2.9% year-over-year price-mix realization resulted from a combination of newly negotiated agreements to offset variable cost inflation and the catch-up of raw material linked index pricing in select customer contracts.
Commercial Vehicle net sales increased 31.8% to $97.7 million versus Q3 2021 (35.0% ex-FX), driven by customer wins and a recovery in global commercial vehicle production rates. Commercial Vehicle volume growth of 24.3% exceeded Class 4-8 truck market growth. Vehicle demand in this end-market remained robust in the quarter with September 2022 Class 8 order volume at historical highs.
The Mobility Coatings segment generated Adjusted EBIT of $3.6 million in Q3 2022 compared with an Adjusted EBIT loss of $2.7 million in Q3 2021, driven by better volume and improved pricing partially offset by higher variable and fixed costs.
Balance Sheet and Cash Flow Highlights
Axalta ended the third quarter with cash and cash equivalents of $517.4 million and total liquidity of over $1.0 billion. Our net debt to trailing twelve month ("LTM") Adjusted EBITDA ratio was 4.1x at quarter end versus 4.2x as of June 30, 2022, reflecting moderately higher cash balances and stronger LTM Adjusted EBITDA. Axalta ended the third quarter with an Adjusted EBITDA to interest expense coverage ratio of 5.8x. Our Q4 financial outlook implies that the net leverage ratio should decline below 4-times at year-end.

Third quarter total operating cash flow was $79.9 million versus $142.9 million in Q3 2021. Working capital was a larger use of cash in the period versus the prior-year period following inflationary pressures and higher physical inventory levels as of September 30, 2022. Meanwhile, accounts receivable increased reflecting stronger volumes and pricing inputs. Free cash flow totaled $50.5 million compared with $111.7 million in Q3 2021.
Sean Lannon, Axalta's Chief Financial Officer, commented, “Overall demand growth in the third quarter was robust especially within Refinish and Mobility Coatings where we continue to see recovery; yet, slower regional economic activity was evident in select geographies, namely in the EMEA and Chinese Industrial markets. In these areas, sales softened considerably beginning in Q2, and continued through Q3, driven by slower than anticipated post-COVID-19 lockdown recovery in China and EMEA macroeconomic and energy headwinds, which we expect to continue through the fourth quarter. Currently, the slowdown seems to be fairly concentrated within Industrial. We have layered in the broader geographic weakness into our Q4 outlook, which also reflects substantial FX headwinds and minimal change in the sequential quarter-over-quarter cost environment. We believe that the resiliency of our Refinish end-market, deferred demand in both Commercial Vehicle and Light Vehicle and company-wide pricing momentum are natural hedges if macros step lower.”

Q4 2022 Financial Guidance
•Net Sales: ~6%-8%, including ~(7%) foreign currency impact; Anticipate mid single-digit volume and nearly double-digit price-mix growth
•Adjusted EBIT: $120-145 million, correlating to Adjusted EBITDA of $185-210 million
•Adjusted Diluted EPS: $0.31-0.39; including a $0.04 year-over-year headwind from foreign currency and the Russia-Ukraine conflict
•Interest Expense: ~$37 million
•Diluted Shares: ~221 million
•Adjusted Tax Rate: ~22%-23%
•D&A: ~$75 million; including $23 million step-up D&A
•Expect raw material inflation in the high-teens versus Q4 2021 and flat-to-down modestly vs. Q3 2022
•Fourth quarter Free Cash Flow of $175-$225 million including ~$50 million of Capex

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its third quarter 2022 financial results on October 26, 2022 at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through October 26, 2023. The dial-in phone number for the conference call is +1-201-689-8560. For those unable to participate, a replay will be available through November 2, 2022. The replay dial-in number is +1-412-317-6671. The replay passcode is 13733068.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including our outlook and/or guidance, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted diluted EPS, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, diluted shares outstanding, and raw material inflation, the effects of COVID-19 on Axalta’s business and financial results, our and our customers’ supply chain constraints and our ability to offset the impacts of such constraints, the timing and amount of any future share repurchases, contributions from our prior acquisitions and our ability to successfully make future acquisitions. Axalta has identified some of these forward-looking statements with words such as “anticipated,” “assumptions,” “believe,” “expect,” “estimate,” “likely,” “outlook,” “project,” “will,” “guidance,” “could,” “see,” “should,” “goals,” “can”, and “potential” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, geopolitical and technological factors outside of Axalta’s control, including the effects of COVID-19, that may cause its business, industry, strategy, financing activities or actual results to differ materially. The impact and duration of COVID-19 on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of COVID-19, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of COVID-19. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted diluted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Organic Growth
Organic growth or ex-M&A percentages are calculated by excluding the impact of recent acquisitions and divestitures.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$1,238.7	$1,088.6	$3,647.7	$3,279.0
Cost of goods sold	876.6	745.3	2,600.4	2,182.6
Selling, general and administrative expenses	186.4	181.0	571.6	544.3
Other operating charges (benefits)	5.3	(7.6)	17.8	49.5
Research and development expenses	16.5	15.4	49.6	46.8
Amortization of acquired intangibles	30.4	29.8	94.9	88.1
Income from operations	123.5	124.7	313.4	367.7
Interest expense, net	35.0	33.8	101.1	100.7
Other expense (income), net	3.4	(2.4)	12.4	(10.9)
Income before income taxes	85.1	93.3	199.9	277.9
Provision for income taxes	21.8	24.4	51.6	66.9
Net income	63.3	68.9	148.3	211.0
Less: Net income (loss) attributable to noncontrolling interests	0.9	(0.2)	0.3	0.3
Net income attributable to controlling interests	$62.4	$69.1	$148.0	$210.7
Basic net income per share	$0.28	$0.30	$0.67	$0.91
Diluted net income per share	$0.28	$0.30	$0.66	$0.90
Basic weighted average shares outstanding	220.6	229.9	222.0	232.1
Diluted weighted average shares outstanding	221.2	230.7	222.6	233.0

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$517.4	$840.6
Restricted cash	9.3	10.6
Accounts and notes receivable, net	1,106.9	937.5
Inventories	829.4	669.7
Prepaid expenses and other current assets	205.4	117.2
Total current assets	2,668.4	2,575.6
Property, plant and equipment, net	1,121.5	1,186.2
Goodwill	1,390.4	1,592.7
Identifiable intangibles, net	1,093.5	1,278.2
Other assets	545.2	584.5
Total assets	$6,819.0	$7,217.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$746.6	$657.4
Current portion of borrowings	66.7	79.7
Other accrued liabilities	536.4	597.8
Total current liabilities	1,349.7	1,334.9
Long-term borrowings	3,663.3	3,749.9
Accrued pensions	227.3	269.3
Deferred income taxes	139.5	174.7
Other liabilities	119.8	149.7
Total liabilities	5,499.6	5,678.5
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 252.4 and 251.8 shares issued at September 30, 2022 and December 31, 2021, respectively	252.4	251.8
Capital in excess of par	1,526.9	1,515.5
Retained earnings	975.2	827.2
Treasury shares, at cost, 31.8 and 24.4 shares at September 30, 2022 and December 31, 2021, respectively	(887.3)	(687.2)
Accumulated other comprehensive loss	(593.9)	(414.4)
Total Axalta shareholders’ equity	1,273.3	1,492.9
Noncontrolling interests	46.1	45.8
Total shareholders’ equity	1,319.4	1,538.7
Total liabilities and shareholders’ equity	$6,819.0	$7,217.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$148.3	$211.0
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	229.5	234.7
Amortization of deferred financing costs and original issue discount	7.2	6.7
Deferred income taxes	2.8	9.3
Realized and unrealized foreign exchange losses, net	5.5	9.5
Stock-based compensation	14.0	11.7
Gain on sale of facility	—	(8.9)
Interest income on swaps designated as net investment hedges	(16.1)	(14.3)
Commercial agreement restructuring charge	25.0	—
Other non-cash, net	(1.5)	11.3
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(242.4)	(168.5)
Inventories	(220.8)	(107.8)
Prepaid expenses and other assets	(78.9)	(64.3)
Accounts payable	189.7	88.3
Other accrued liabilities	(2.5)	61.3
Other liabilities	(11.6)	10.0
Cash provided by operating activities	48.2	290.0
Investing activities:
Acquisitions, net of cash acquired	—	(647.3)
Purchase of property, plant and equipment	(107.5)	(98.7)
Interest proceeds on swaps designated as net investment hedges	16.1	14.3
Settlement proceeds on swaps designated as net investment hedges	25.0	—
Other investing activities, net	(1.5)	11.8
Cash used for investing activities	(67.9)	(719.9)
Financing activities:
Payments on short-term borrowings	(52.3)	(54.5)
Payments on long-term borrowings	(20.5)	(20.1)
Financing-related costs	(0.1)	(2.6)
Purchases of common stock	(200.1)	(213.8)
Net cash flows associated with stock-based awards	(1.7)	12.7
Other financing activities, net	(0.2)	(1.2)
Cash used for financing activities	(274.9)	(279.5)
Decrease in cash	(294.6)	(709.4)
Effect of exchange rate changes on cash	(29.9)	(16.5)
Cash at beginning of period	851.2	1,364.0
Cash at end of period	$526.7	$638.1

Cash at end of period reconciliation:
Cash and cash equivalents	$517.4	$627.7
Restricted cash	9.3	10.4
Cash at end of period	$526.7	$638.1

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income from operations	$123.5	$124.7	$313.4	$367.7
Other expense (income), net	3.4	(2.4)	12.4	(10.9)
Total	120.1	127.1	301.0	378.6
Termination benefits and other employee related costs (a)	5.0	9.6	10.1	35.1
Strategic review and retention costs (b)	—	2.1	—	9.7
Acquisition and divestiture-related costs (c)	0.2	9.2	2.8	10.8
Accelerated depreciation and site closure costs (d)	1.1	0.6	4.2	1.8
Operational matter (e)	(0.1)	(18.7)	0.1	3.9
Brazil indirect tax (f)	—	—	—	(8.3)
Gain on sale of facility (g)	—	(8.9)	—	(8.9)
Russia sanction-related impacts (h)	(1.3)	—	4.8	—
Commercial agreement restructuring impacts (i)	—	—	25.0	—
Other adjustments (j)	0.4	(0.9)	—	(0.8)
Step-up depreciation and amortization (k)	22.6	25.9	70.1	80.3
Adjusted EBIT	$148.0	$146.0	$418.1	$502.2
Segment Adjusted EBIT:
Performance Coatings	$121.8	$122.8	$341.6	$379.7
Mobility Coatings	3.6	(2.7)	6.4	42.2
Total	125.4	120.1	348.0	421.9
Step-up depreciation and amortization (k)	22.6	25.9	70.1	80.3
Adjusted EBIT	$148.0	$146.0	$418.1	$502.2

(a)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs, which includes costs related to the transition of our CEO. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees that were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amount for the nine months ended September 30, 2022 includes $1.9 million of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(f)	Represents non-recurring income related to a law change with respect to certain Brazilian indirect taxes which was recorded within other expense (income), net.

(g)	Represents non-recurring income related to the sale of a previously closed manufacturing facility.

(h)
Represents (benefits) expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable, inventory obsolescence and business incentive payments, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the three months ended September 30, 2022 are related to changes in estimated inventory obsolescence.

(i)
Represents a forgiveness of a portion of up-front customer incentives with repayment features upon our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. These amounts are not considered to be indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash losses and (gains), unrelated to our core business and which we do not consider indicative of ongoing operations.

(k)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$63.3	$68.9	$148.3	$211.0
Less: Net income (loss) attributable to noncontrolling interests	0.9	(0.2)	0.3	0.3
Net income attributable to controlling interests	62.4	69.1	148.0	210.7
Termination benefits and other employee related costs (a)	4.8	9.6	9.9	35.1
Strategic review and retention costs (b)	—	2.1	—	9.7
Acquisition and divestiture-related costs (c)	0.2	9.2	2.8	10.8
Accelerated depreciation and site closure costs (d)	1.1	0.6	4.2	1.8
Operational matter (e)	(0.1)	(18.7)	0.1	3.9
Brazil indirect tax (f)	—	—	—	(8.3)
Gain on sale of facility (g)	—	(8.9)	—	(8.9)
Russia sanction-related impacts (h)	(0.5)	—	4.7	—
Commercial agreement restructuring impacts (i)	—	—	25.0	—
Other adjustments (j)	0.4	(0.9)	—	(0.8)
Step-up depreciation and amortization (k)	22.6	25.9	70.1	80.3
Total adjustments	28.5	18.9	116.8	123.6
Income tax provision impacts (l)	4.9	(1.3)	19.4	15.5
Adjusted net income	$86.0	$89.3	$245.4	$318.8
Diluted adjusted net income per share	$0.39	$0.39	$1.10	$1.37
Diluted weighted average shares outstanding	221.2	230.7	222.6	233.0

(a)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs, which includes costs related to the transition of our CEO. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees that were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amount for the nine months ended September 30, 2022 includes $1.9 million of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(f)	Represents non-recurring income related to a law change with respect to certain Brazilian indirect taxes which was recorded within other expense (income), net.

(g)	Represents non-recurring income related to the sale of a previously closed manufacturing facility.

(h)
Represents (benefits) expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable, inventory obsolescence and business incentive payments, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the three months ended September 30, 2022 are related to changes in estimated inventory obsolescence.

(i)
Represents a forgiveness of a portion of up-front customer incentives with repayment features upon our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. These amounts are not considered to be indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash losses and (gains), unrelated to our core business and which we do not consider indicative of ongoing operations.

(k)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(l)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $2.0 million, $7.0 million, $3.1 million and $6.9 million for the three and nine months ended September 30, 2022 and 2021, respectively. The tax adjustments for the three and nine months ended September 30, 2022 and 2021 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash (used for) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Cash (used for) provided by operating activities	$(43.9)	$39.6	$12.2	$107.5	$79.9	$142.9	$48.2	290.0
Purchase of property, plant and equipment	(42.5)	(31.8)	(29.5)	(28.5)	(35.5)	(38.4)	(107.5)	(98.7)
Interest proceeds on swaps designated as net investment hedges	6.2	3.5	3.8	3.6	6.1	7.2	16.1	14.3
Free cash flow	$(80.2)	$11.3	$(13.5)	$82.6	$50.5	$111.7	$(43.2)	$205.6

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Twelve Months Ended September 30, 2022		Nine Months Ended September 30,		Year Ended December 31, 2021
	2022	2021			2022	2021
Net income	$63.3	$68.9	$201.7		$148.3	$211.0	$264.4
Interest expense, net	35.0	33.8	134.6		101.1	100.7	134.2
Provision for income taxes	21.8	24.4	60.8		51.6	66.9	76.1
Depreciation and amortization	74.5	79.3	311.3		229.5	234.7	316.5
EBITDA	194.6	206.4	708.4		530.5	613.3	791.2
Termination benefits and other employee related costs (a)	5.0	9.6	11.4		9.6	35.1	36.9
Strategic review and retention costs (b)	—	2.1	—		—	9.7	9.7
Acquisition and divestiture-related costs (c)	0.2	9.2	8.3		2.8	10.8	16.3
Site closure costs (d)	0.4	—	2.7		2.1	—	0.6
Foreign exchange remeasurement losses (gains) (e)	5.8	(1.3)	13.3		13.3	2.3	2.3
Long-term employee benefit plan adjustments (f)	0.2	(0.3)	0.5		0.4	(0.8)	(0.7)
Stock-based compensation (g)	5.0	3.9	17.2		14.0	11.7	14.9
Dividends in respect of noncontrolling interest (h)	—	—	(0.1)		(0.1)	(0.7)	(0.7)
Operational matter (i)	(0.1)	(18.7)	0.6		0.1	3.9	4.4
Brazil indirect tax (j)	—	—	—		—	(8.3)	(8.3)
Gain on sale of facility (k)	—	(8.9)	(10.8)		—	(8.9)	(19.7)
Russia sanction-related impacts (l)	(1.3)	—	4.8		4.8	—	—
Commercial agreement restructuring impacts (m)	—	—	25.0		25.0	—	—
Other adjustments (n)	0.5	(1.0)	1.7		0.1	(0.7)	0.9
Adjusted EBITDA	$210.3	$201.0	$783.0		$602.6	$667.4	$847.8

Adjusted EBITDA to interest expense coverage ratio			5.8	x

(a)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs, which includes costs related to the transition of our CEO. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees that were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance. The amount for the nine months ended September 30, 2022 includes $1.9 million of due diligence and other related costs associated with unconsummated merger and acquisition transactions.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(f)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta’s financial statements.

(i)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(j)	Represents non-recurring income related to a law change with respect to certain Brazilian indirect taxes which was recorded within other expense (income), net.

(k)	Represents non-recurring income related to the sale of a previously closed manufacturing facility.

(l)
Represents (benefits) expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable, inventory obsolescence and business incentive payments, which we do not consider indicative of our ongoing operating performance. The benefits recorded during the three months ended September 30, 2022 are related to changes in estimated inventory obsolescence.

(m)
Represents a forgiveness of a portion of up-front customer incentives with repayment features upon our customer completing a recapitalization and restructuring of its indebtedness and the execution of a new long-term exclusive sales agreement with us. These amounts are not considered to be indicative of our ongoing operating performance.

(n)	Represents costs for certain non-operational or non-cash losses and (gains), unrelated to our core business and which we do not consider indicative of ongoing operations.